Exhibit 10.1

2014 Incentive Compensation Plan Effective January 1, 2014 Personal and Confidential

Employee Robert E. Balletto	2014 Base Salary	$194,000
Title President/CEO	2014 Bonus Target	18%	$34,920

Thresholds           Maintain CAMELS rating at one of the two highest ratings

Maintain an Asset Quality rating of “Satisfactory” or better

Maintain Loan Quality Control rating at “Satisfactory” or better

Goal #1:                Achieve Return on Assets

Annual Payout Target	30%	=	$10,476

Payout
Goals
95% of Budget	$3,457
At Budget	$6,914
106% of Budget	$10,476
Stretch Goal
Every .03% over 106% of Budget	$3,457

Goal #2:                Total Mortgage Banking Income

Annual Payout Target	30%	=	$10,476

Payout
Goals
At Budget	$5,238
110% of Budget	$10,476
Stretch Goal
Every $118K over 110% of Budget	$3,492

Goal #3:                Achieve Efficiency Ratio

Annual Payout Target	40%	=	$13,968

Payout
Goals
102% of Budget	$4,656
At Budget	$9,312
97% of Budget	$13,968
Stretch Goal
Every 2% under 97% of Budget	$4,656

NOTES:

Bonus targets are based on Georgetown Bancorp Inc. 2014 budget.

All dollar figures are based on  estimates of annualized salary.  Incentive payments are based on the employee’s actual base compensation for the fiscal year, which includes  straight time pay,  vacation, holiday, personal, sick and jury duty pay.   Overtime and other payments including previous year’s bonus payout will be excluded from the calculation.

To be eligible for the Incentive Compensation, the employee must be actively employed, performing at a level of “satisfactory” or above, and not be on a written warning at the time of the incentive payment.

The Bank shall have the right to rescind and recoup or “clawback” incentive payments paid under this plan if the Compensation Committee concludes that such awards were paid out based on information that is later found to be materially incorrect, including payments that were determined, in whole or in part, on financial statement information that is subsequently restated.

By signing below I confirm receipt of my Incentive Compensation Plan and my understanding of the provisions stated above.

Robert E. Balletto	Date

Kathleen R. Sachs, Director	Date
Chair, Compensation Committee